                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant / /
Filed by a party other than the Registrant /X/
Check the appropriate box:
/ /  Preliminary proxy statement      / /    Confidential, for Use of the Commission
                                             Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive proxy statement
/ /  Definitive additional materials
/X/  Soliciting material under Rule 14a-12

                                  HAGGAR CORP.
                                  ------------
                (Name of Registrant as Specified in Its Charter)

                          KAHN BROTHERS & CO., INC.
                         ------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/         No fee required.

/ /         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

(1)         Title of each class of securities to which transaction applies: Not applicable
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(2)         Aggregate  number of securities to which  transaction  applies:  Not applicable
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(3)         Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was  determined):  Not applicable
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(4)         Proposed maximum aggregate value of transaction:  Not applicable
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(5)         Total fee paid: Not applicable

/ /         Fee paid previously with preliminary materials.

/ /         Check box if any part of the fee is offset as  provided  by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting
            fee  was  paid   previously.   Identify  the   previous   filing  by
            registration  statement number, or the form or schedule and the date of its filing.

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(1)         Amount Previously Paid: Not applicable
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(2)         Form, Schedule or Registration Statement No.: Not applicable
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(3)         Filing Party: Not applicable
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(4)         Date Filed: Not applicable
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                                EXPLANATORY NOTE

            Kahn Brothers & Co., Inc. ("Kahn  Brothers") is filing materials contained in this Schedule 14A with the  Securities  and Exchange  Commission in connection with a possible solicitation of proxies in support of the election of the nominees of Kahn Brothers  &  Co. Profit  Sharing Plan &  Trust (the
"Trust") to the Board of Directors of Haggar Corp.  (the  "Company") at the next annual meeting of the stockholders of the Company (the "Annual Meeting"). Thomas
G.  Kahn,  a nominee of the  Trust,  is the  President  of Kahn  Brothers  and a
co-trustee of the Trust.

            Item 1: On January 6, 2003,  Kahn Brother &  Co., Inc.  issued a press release  reporting its filing of a Preliminary  proxy Statement on January
3, 2003.

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Item 1:

CONTACTS:

MacKenzie Partners, Inc.
Jeanne M. Carr  (212) 929-5916
Dan H. Burch (212) 929-5748

For Immediate Release:

     Kahn Brothers Files Preliminary Proxy Statement to Elect Two Directors
                    To the Board of Directors of Haggar Corp.

New York, NY--January 6, 2003 -- Kahn Brothers & Co., Inc. ("Kahn Brothers")
announced  today  that it has  filed a  Preliminary  Proxy  Statement  with  the
Securities  and Exchange  Commission to solicit  proxies to elect a slate of two nominees to the Board of  Directors of Haggar  Corp.  (NASDAQ:HGGR)  at Haggar's
2003 Annual Meeting of Stockholders.

In its proxy materials,  Kahn Brothers is seeking to elect two director nominees to replace two incumbent  directors,  if  renominated,  because it believes that
Haggar's  Board of  Directors  has not acted in the best  interest  of Haggar's stockholders.  Kahn Brothers and persons and entities  affiliated with it own an aggregate  of 837,269  shares (13% of the  outstanding  shares) and believe that they  represent  one of the largest  stockholders  of Haggar.  Kahn Brothers has expressed  disappointment in Haggar's financial results and corporate governance record. Accordingly,  they believe that a change in the composition of the Board of Directors is necessary and are urging stockholders to support the election of
Messrs. Thomas G. Kahn and Mark E. Schwarz.

Kahn Brothers,  a New York Stock Exchange member firm, is an investment  advisor with  approximately $575 million of institutional and private client funds under management.  Thomas G.  Kahn is the  President  of Kahn  Brothers,  a  Chartered
Financial  Analyst and has 36 years of  experience in the  securities  industry.
Mark E. Schwarz has served as the general partner,  directly or through entities he controls,  of Newcastle  Partners,  L.P., a private  investment firm based in
Dallas Texas, a stockholder of Haggar Corp.

            ON JANUARY 3, 2003,  KAHN  BROTHERS  FILED WITH THE  SECURITIES  AND
EXCHANGE COMMISSION ("SEC") A PRELIMINARY PROXY STATEMENT IN CONNECTION WITH THE
2003 ANNUAL MEETING OF STOCKHOLDERS OF HAGGAR CORP. (THE "ANNUAL MEETING"). KAHN
BROTHERS  WILL  PREPARE AND FILE WITH THE SEC A  DEFINITIVE  PROXY  STATEMENT IN
CONNECTION  WITH THE  ANNUAL  MEETING.  YOU  SHOULD  READ THE  DEFINITIVE  PROXY
STATEMENT  WHEN  IT  BECOMES   AVAILABLE   BECAUSE  IT  WILL  CONTAIN  IMPORTANT
INFORMATION.

            YOU MAY OBTAIN A FREE COPY OF THE PROXY  STATEMENT  AND OTHER  PROXY
MATERIALS  WHEN  THEY  BECOME  AVAILABLE  AT THE  SEC'S  INTERNET  WEB  SITE  AT
WWW.SEC.GOV  OR  BY  CONTACTING  MACKENZIE  PARTNERS,  INC.  AT  (800)  322-2885
(TOLL-FREE)    OR   (212)    929-5500   (CALL   COLLECT)   OR   VIA   EMAIL   AT
PROXY@MACKENZIEPARTNERS.COM.  DETAILED  INFORMATION  REGARDING  THE IDENTITY AND
INTERESTS OF INDIVIDUALS WHO MAY BE DEEMED  PARTICIPANTS IN THE  SOLICITATION OF
PROXIES  RELATING TO THE ANNUAL  MEETING IS AVAILABLE IN THE  PRELIMINARY  PROXY
STATEMENT FILED WITH THE SEC ON JANUARY 3, 2003.

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